                                                                    Exhibit 4.14

                          HEARD COUNTY WATER AUTHORITY

                              CONSENT AND AGREEMENT

         This CONSENT AND AGREEMENT (this "Consent"), dated as of November 10, 1999 among Heard County Water Authority, a public corporation created and existing under the laws of the State of Georgia (the "CONSENTING PARTY"), Tenaska Georgia Partners, L.P., a Delaware limited partnership (the "PARTNERSHIP"), and The Chase Manhattan Bank, as collateral agent (together with its successors in such capacity, the "COLLATERAL AGENT") for the benefit of the Senior Parties (as defined below).

                                    RECITALS

                  WHEREAS, the Partnership proposes to develop, construct, operate and maintain a 936 megawatt ("MW") (nominal rating) natural gas-fired simple-cycle electric generating plant in Heard County, Georgia (the "PROJECT").

                  WHEREAS, the Partnership intends to finance the development, construction and start-up of the Project, through the issuance of certain bonds (the "BONDS") pursuant to a trust indenture, dated as of November 1, 1999 between the Partnership and The Chase Manhattan Bank, as Trustee (the "INDENTURE").

                  WHEREAS, the Project will be owned by the Development Authority of Heard County, Georgia, a public corporation created and existing under the laws of the State of Georgia (the "AUTHORITY"), and will be leased to the Partnership pursuant to a Lease Agreement, dated as of November 1, 1999 between the Authority and the Partnership.

                  WHEREAS, the Authority will issue its Industrial Development Revenue Bonds (the "DAHC BONDS") pursuant to a trust indenture, dated as of November 1, 1999 between the Authority and The Chase Manhattan Bank, as DAHC Trustee (the "DAHC INDENTURE").

                  WHEREAS, the DAHC Bonds will be purchased by the Partnership and pledged to the Collateral Agent, along with certain other collateral to secure the obligations of the Partnership under the Bonds.

                  WHEREAS, in addition to the DAHC Bonds and related collateral, all obligations of the Partnership with respect to the Bonds, and any other agreements evidencing senior debt of the Partnership (collectively, the "FINANCING DOCUMENTS") to the Trustee, the Collateral Agent, each successor thereto and each other person that becomes a secured party under any Financing Document (collectively, the "SENIOR PARTIES") will be secured by a certain Security Agreement, Collateral Agency Agreement, Deed to Secured Debt, Security Agreement and Assignment of Rents and Leases, each Third Party Consent and any other document providing for any lien, pledge, encumbrance, mortgage or security interest (collectively, the "SECURITY DOCUMENTS").

                  WHEREAS, the Senior Parties, the Authority and the Partnership have entered into the Collateral Agency and Intercreditor Agreement (as amended, restated, modified or otherwise supplemented from time to time in accordance with the terms thereof, the "COLLATERAL AGENCY AGREEMENT") to set forth their mutual understanding with respect to (a) the exercise of certain rights, remedies and options by the respective parties thereto under the above described documents, (b) the priority of their respective security interests created by the Security Documents, and (c) the appointment of the Collateral Agent as collateral agent.

                  WHEREAS, the Consenting Party and the Partnership have entered into a Water Purchase Agreement, dated as of February 25, 1999 (as amended, restated, modified or otherwise supplemented from time to time in accordance with the terms thereof, the "ASSIGNED AGREEMENT").

                  WHEREAS, the Partnership has notified the Consenting Party that the Partnership has granted a security interest to the Collateral Agent and all of the Partnership's rights, title and interest in, to and under the Assigned Agreement are to be assigned to the Collateral Agent as security pursuant to one or more of the Security Documents.

                  WHEREAS, it is a condition precedent to the obligations of the Senior Parties to enter into their respective Financing Documents that the Consenting Party execute and deliver this Consent.

                  NOW, THEREFORE, as an inducement to the Senior Parties to make the Loans, and in consideration of good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound, the Consenting Party hereby agrees as follows:

SECTION 1. CONSENT TO ASSIGNMENT, ETC.

         1.1 CONSENT TO ASSIGNMENT. The Consenting Party (a) acknowledges that the Collateral Agent and the Senior Parties are entering into the Financing Documents in reliance upon the execution and delivery by the Consenting Party of the Assigned Agreement and this Consent, (b) consents in all respects to the pledge and assignment to the Collateral Agent of all of the Partnership's rights, title and interest in, to and under the Assigned Agreement pursuant to one or more of the Security Documents, and (c) acknowledges the right, but not the obligation, of the Collateral Agent or the Collateral Agent's designee, in the exercise of the Collateral Agent's rights and remedies under the Security Documents, to make all demands, give all notices, take all actions and exercise all rights of the Partnership in accordance with the Assigned Agreement, and agrees that, in such event, the Consenting Party shall continue to perform its obligations under the Assigned Agreement.

         1.2 SUBSTITUTE OWNER. The Consenting Party agrees that, if the Collateral Agent shall notify the Consenting Party that an event of default under the Financing Documents has occurred and is continuing and that the Collateral Agent has exercised its rights (a) to have itself or its designee substituted for the Partnership under the Assigned Agreement or (b) to sell, assign, transfer or otherwise dispose of the Assigned Agreement to a person, then the Collateral Agent, the Collateral Agent's designee or such person (each, a "SUBSTITUTE OWNER") shall be substituted for the Partnership under the Assigned Agreement and that, in such event, the Consenting Party will continue to perform its obligations under the Assigned Agreement in favor of the Substitute Owner.

         1.3 RIGHT TO CURE. The Consenting Party agrees that in the event of a default by the Partnership in the performance of any of its obligations under the Assigned Agreement, or upon the occurrence or non-occurrence of any event or condition under the Assigned Agreement which would immediately or with the passage of any applicable grace period or the giving of notice, or both, enable the Consenting Party to terminate or suspend its obligations or exercise any other right or remedy under the Assigned Agreement or under applicable law (hereinafter a "DEFAULT"), the Consenting Party will continue to perform its obligations under the Assigned Agreement and will not exercise any such right or remedy until it first gives prompt written notice of such default to the Collateral Agent and affords the Collateral Agent, the Collateral Agent's designee and the Senior Parties a period of at least sixty (60) days (or if such default is a non-monetary default, such longer period not to exceed one hundred eighty (180) days as is required so long as any such party has commenced and is diligently pursuing appropriate action to cure such default) from receipt of such notice to cure such default; provided, however, that if any such party is prohibited from curing any such default by any process, stay or injunction issued by any governmental authority or pursuant to any bankruptcy or insolvency proceeding involving the Partnership, then the time periods specified in this
Section 1.3 for curing a default shall be extended for the period of such prohibition. The Collateral Agent and the Senior Parties shall have no right to require the Consenting Party to enter into a new agreement under Section 1.4 below or cure a default under the Assigned Agreement pursuant to this Section
1.3 if the Assigned Agreement was terminated by the Consenting Party pursuant to the termination option contained in Section 16(a) of the Assigned Agreement, but the Collateral Agent and the Senior Parties shall have the right to require Consenting Party to enter into a new agreement under Section 1.4 below and to cure any default and/or Triggering Event under the Assigned Agreement pursuant to this Section 1.3 if the Assigned Agreement was terminated by the Consenting Party pursuant to the termination option contained in Section 16(b) of the Assigned Agreement.

         1.4 NO TERMINATION, ASSIGNMENTS OR MATERIAL AMENDMENTS. The Consenting Party will not, without the prior written consent of the Collateral Agent, enter into any consensual cancellation or termination of the Assigned Agreement, or assign or otherwise transfer any of its right, title and interest thereunder or consent to any such assignment or transfer by the Partnership. The Consenting Party will not enter into any material amendment, supplement or other modification of the Assigned Agreement (an "AMENDMENT") until after the Collateral Agent has been given ten (10) days (excluding Saturdays, Sundays and any days which are a legal holiday in New York or any days on which banking institutions are authorized or required by law or government action to close) prior written notice of the proposed Amendment by the Partnership (a copy of which notice will be provided to the Consenting Party by the Partnership), and will not then enter into such Amendment if the Consenting Party has, within such ten (10) day period, received a copy of (i) the Collateral Agent's objection to such Amendment or (ii) the Collateral Agent's request to the Partnership for additional information with respect to such Amendment.

         In the event that the Assigned Agreement is terminated as a result of any bankruptcy or insolvency proceeding affecting the Partnership, the Consenting Party will, at the option of the Collateral Agent, enter into a new agreement with the Collateral Agent (or its transferee or other nominee that owns or leases the Project) having terms substantially the same as the terms of the Assigned Agreement, provided that (i) such option to enter into a new agreement is exercised by the Collateral Agent within sixty (60) days after the date the Consenting Party gives the Senior Parties and the Collateral Agent written notice of such termination, and (ii) the Senior Parties or the Collateral Agent pay any amounts due under the Assigned Agreement for Water (as defined in the Assigned Agreement) delivered to the Partnership that remains outstanding and unpaid as of the date of the new agreement.

         1.5 NO LIABILITY. The Consenting Party acknowledges and agrees that neither the Collateral Agent, the Collateral Agent's designee or the Senior Parties shall have any liability or obligation under the Assigned Agreement as a result of this Consent, the Security Documents or otherwise, nor shall the Collateral Agent, the Collateral Agent's designee or the Senior Parties be obligated or required to (a) perform any of the Partnership's obligations under the Assigned Agreement, except, in the case of the Collateral Agent or the Collateral Agent's designee, during any period in which the Collateral Agent or the Collateral Agent's designee is a Substitute Owner pursuant to Section 1.2, in which case (i) the obligations of such Substitute Owner shall be no more than that of the Partnership under such Assigned Agreement, (ii) such Substitute Owner shall have no personal liability to the Consenting Party for the performance of such obligations and (iii) the sole recourse of the Consenting Party shall be to such Substituted Owner's interest in the Project, or (b) take any action to collect or enforce any claim for payment assigned under the Security Documents.

         1.6 PERFORMANCE UNDER ASSIGNED AGREEMENT. The Consenting Party shall perform and comply with all material terms and provisions of the Assigned Agreement to be performed or complied with by it and shall maintain the Assigned Agreement in full force and effect in accordance with its terms.

         1.7 DELIVERY OF NOTICES. The Consenting Party shall deliver to the Collateral Agent, concurrently with the delivery thereof to the Partnership, a copy of each notice, request or demand given by the Consenting Party pursuant to the Assigned Agreement.

         1.8 ACKNOWLEDGMENTS. The Consenting Party agrees to execute such acknowledgments or other similar instruments as the Collateral Agent shall reasonably request in connection with the transactions provided for in this Consent.

SECTION 2. PAYMENTS UNDER THE ASSIGNED AGREEMENT

         The Consenting Party will pay all amounts payable by it under the Assigned Agreement, if any, in the manner required by the Assigned Agreement directly into the account as shall be specified from time to time by the Collateral Agent to the Consenting Party in writing.

         All payments required to be made by the Consenting Party under the Assigned Agreement shall be made without any offset, recoupment, abatement, withholding, reduction or defense whatsoever, except as specifically permitted under the Assigned Agreement.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE CONSENTING PARTY

         In order to induce the Collateral Agent and the Senior Parties to enter into their respective Financing Documents, the Consenting Party makes the following representations and warranties, which shall survive the execution and delivery of this Consent and the Assigned Agreement and the consummation of the transactions contemplated hereby and thereby.

         3.1 ORGANIZATION. The Consenting Party is a legally created political subdivision and public corporation of the State of Georgia, duly organized, validly existing, qualified, authorized to do business and in good standing under and by virtue of the laws of the State of Georgia, and has all requisite power and authority, corporate and otherwise, to enter into and to perform its obligations hereunder and under the Assigned Agreement, and to carry out the terms hereof and thereof and the transactions contemplated hereby and thereby.

         3.2 AUTHORIZATION. The execution, delivery and performance by the Consenting Party of this Consent and the Assigned Agreement have been duly authorized by all necessary corporate and member action on the part of the Consenting Party and do not require any approval or consent of any holder (or any trustee for any holder) of any indebtedness or other obligation of (a) the Consenting Party or (b) any other person or entity, except approvals or consents which have previously been obtained.

         3.3 EXECUTION AND DELIVERY; BINDING AGREEMENTS. Each of this Consent and the Assigned Agreement is in full force and effect, has been duly executed and delivered on behalf of the Consenting Party by the appropriate officers of the Consenting Party, and constitutes the legal, valid and binding obligation of the Consenting Party, enforceable against the Consenting Party in accordance with its terms, except as the enforceability thereof may be limited by (a) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and (b) general equitable principles (whether considered in a proceeding in equity or at law).

         3.4 LITIGATION. There is no legislation, litigation, action, suit, proceeding or investigation pending or (to the best of the Consenting Party's knowledge after due inquiry) threatened against the Consenting Party before or by any court, administrative agency, arbitrator or governmental authority, body or agency which, if adversely determined, individually or in the aggregate, (a) could adversely affect the performance by the Consenting Party of its obligations hereunder or under the Assigned Agreement, or which could modify or otherwise adversely affect the Approvals (as defined in Section 3.6 of this Consent), (b) questions the validity, binding effect or enforceability hereof or of the Assigned Agreement, any action taken or to be taken pursuant hereto or thereto or any of the transactions contemplated hereby or thereby or (c) could have a material adverse effect upon (i) the business, operations, properties, assets, or condition (financial or otherwise) of the Consenting Party, (ii) the ability of the Consenting Party to perform under the Assigned Agreement or this Consent, (iii) the business, operations, properties, assets, prospects or condition (financial or otherwise) of the Project, (iv) the value, validity, perfection and enforceability of the liens granted to the Collateral Agent under the Security Documents or (v) the ability of the Collateral Agent or the Senior Parties to enforce any of their material rights and remedies under the Assigned Agreement or this Consent (collectively, a "MATERIAL ADVERSE EFFECT").

         3.5 COMPLIANCE WITH OTHER INSTRUMENTS. The Consenting Party is not in violation of its charter or by-laws, and the execution, delivery and performance by the Consenting Party of this Consent and the Assigned Agreement and the consummation of the transactions contemplated hereby and thereby will not result in any violation of, breach of or default under any term of its charter or by-laws, or of any contract or agreement to which it is a party or by which it or its property is bound, or of any license, permit, franchise, judgment, writ, injunction, decree, order, charter, law, ordinance, rule or regulation applicable to it, except for any such violations which, individually or in the aggregate, would not have a Material Adverse Effect on the Consenting Party.

         3.6 GOVERNMENT CONSENT. No consent, order, authorization, waiver, approval or any other action, or registration, declaration or filing with, any person, board or body, public or private (collectively, the "APPROVALS"), is required to be obtained by the Consenting Party in connection with the execution, delivery or performance of the Assigned Agreement or the consummation of the transactions contemplated thereunder, except as listed in Exhibit B hereto. All such Approvals listed on Exhibit B, except for those set forth in
Part II thereof (the "DEFERRED APPROVALS"), are Final (as defined below). An Approval shall be "FINAL" if it has been validly issued, is in full force and effect, is not subject to any condition (other than compliance with the terms thereof), does not impose restrictions or requirements inconsistent with the terms of the Assigned Agreement, and is final and not subject to any appeal. The Consenting Party reasonably believes that each Deferred Approval will be obtained in the ordinary course of business prior to the time when such Deferred Approval is required to be Final.

         3.7 NO DEFAULT OR AMENDMENT. Neither the Consenting Party nor, to the best of the Consenting Party's knowledge after due inquiry, any other party to the Assigned Agreement is in default of any of its obligations thereunder. Thee Consenting Party has no existing counterclaims, offsets or defenses against the Partnership. The Consenting Party and, to the best of the Consenting Party's knowledge after due inquiry, each other party to the Assigned Agreement have complied with all conditions precedent to the respective obligations of such party to be performed under the Assigned Agreement. To the best of the Consenting Party's knowledge after due inquiry, no event or condition exists which would either immediately or with the passage of any applicable grace period or giving of notice, or both, enable either the Consenting Party or the Partnership to terminate or suspend its obligations under the Assigned Agreement. The Assigned Agreement has not been amended, modified or supplemented in any manner.

         3.8 NO PREVIOUS ASSIGNMENTS. The Consenting Party has no notice of, and has not consented to, any previous assignment of all or any part of its rights under the Assigned Agreement.

         3.9 REPRESENTATIONS AND WARRANTIES. All representations, warranties and other statements made by the Consenting Party in the Assigned Agreement were true and correct as of the date when made and are true and correct as of the date of this Consent.

SECTION 4. OPINION OF COUNSEL The Consenting Party shall deliver an opinion of counsel relating to the Assigned Agreement and this Consent substantially in the form of Exhibit

C hereto, and addressing such other matters as may be requested by the Partnership and the Collateral Agent.

SECTION 5. MISCELLANEOUS

         5.1 NOTICES. All notices and other communications hereunder shall be in writing, shall be deemed given upon receipt thereof by the party or parties to whom such notice is addressed, shall refer on their face to the Assigned Agreement (although failure to so refer shall not render any such notice or communication ineffective), shall be sent by first class mail, by personal delivery or by a nationally recognized guaranteed overnight delivery service (E.G., UPS Next Day Air), and shall be directed as follows:

       If to the Consenting Party:     Heard County Water Authority
                                       11520 Highway 34 West
                                       Franklin, Georgia  30217

                                       Attention: Executive Director
                                       Telephone: (706) 675-3358
                                       Fax:       (706) 675-3383

       If to the Partnership:          Tenaska Georgia Partners, L.P.
                                       2000 E. Lamar Blvd., Suite 430
                                       Arlington, Texas 76006

                                       Attention: Bill Braudt
                                       Telephone: (817) 462-1505
                                       Fax:       (817) 462-1510

                                       with a copy to:

                                  (i) Plant Manager (Designated Representative) Tenaska Georgia Partners, L.P.
                                       Franklin, Georgia 30217

                                 (ii)  Ronald Quinn
                                       1044 North 115th Street, Suite 400
                                       Omaha, Nebraska 68154-4446

       If to the Collateral Agent:     The Chase Manhattan Bank
                                       Capital Markets Fiduciary Services
                                       450 West 33rd Street, 15th Floor
                                       New York, New York  10001

                                       Attention: Annette M. Marsula
                                       International & Project Finance Service
                                       Delivery
                                       Telephone: (212) 946-7557
                                       Fax:       (212) 946-8178

The above parties may, by notice given hereunder, designate any further or different addresses to which subsequent notices or other communications shall be sent.

         5.2 GOVERNING LAW; SUBMISSION TO JURISDICTION. (a) THIS CONSENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

                  (b) Any legal action or proceeding with respect to this Consent and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of Georgia or of the United States of America for the Northern District of Georgia, and, by execution and delivery of this Consent, each of the Consenting Party, the Partnership, and the Collateral Agent hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any appeal thereof. Each of the Consenting Party, the Partnership and the Collateral Agent hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Consent brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Collateral Agent or its designees to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Consenting Party in any other jurisdiction.

         5.3 COUNTERPARTS. This Consent may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         5.4 HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Consent are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Consent.

         5.5 SEVERABILITY. In case any provision in or obligation under this Consent shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         5.6 AMENDMENT; WAIVER. Neither this Consent nor any of the terms hereof may be terminated, amended, supplemented, waived or modified except by an instrument in writing signed by the Consenting Party, the Partnership, and the Collateral Agent.

                  (a) The Consenting Party's obligations hereunder are absolute and unconditional, and the Consenting Party has no right, and shall have no right, to terminate this Consent or to be released, relieved or discharged from any obligation or liability hereunder until the occurrence of one of the following: (1) all obligations under the Finance Documents (the "FINANCE LIABILITIES") have been indefeasibly satisfied in full, notice of which shall be provided by the Collateral Agent when all such obligations have been satisfied, (2) the expiration of the thirty (30) year term of the Assigned Agreement, or (3) provided that the Senior Parties and the Collateral Agent have not elected to enter into a new agreement pursuant to the terms of Section 1.4 above, the termination of the Assigned Agreement in accordance with its terms and in accordance with the terms of this Consent.

                  (b) In the event that the Collateral Agent delivers a termination notice to the Consenting Party pursuant to this Section 5.6, this Consent shall terminate for all purposes as to the Collateral Agent and the Financing Documents and the Collateral Agent and the Senior Parties shall have no further rights or obligations under this Consent; provided, however, that the Consenting Party agrees that this Consent shall continue to apply for the benefit of the Partnership and the providers of any new credit facilities (the "NEW LENDER") entered into by the Partnership to refinance or replace the Finance Liabilities provided that (i) within five (5) days following delivery by the Collateral Agent to the Consenting Party of the Termination Notice pursuant to this Section 5.6, the New Lender or an agent, trustee or other representative of the New Lender, shall have notified the Consenting Party that it undertakes the prospective obligations of the Collateral Agent under this Consent, and shall have supplied substitute notice address information for Section 5.1 and new payment instructions (countersigned on behalf of the Partnership) for Exhibit A hereto, (ii) the amount of the new credit facilities do not exceed the original amount of the commitment by the Senior Parties to make extend other credit facilities under the original Financing Documents, and (iii) thereafter,
(w) the term "FINANCE LIABILITIES" under this Consent will be deemed to refer to the new credit facilities, (x) the term "COLLATERAL AGENT" or "SENIOR PARTIES" shall be deemed to refer to the New Lender or any Collateral Agent or trustee for the New Lender, (y) the term "FINANCING DOCUMENTS" shall be deemed to refer to the credit agreement, indenture or other instrument providing for the new credit facilities and (z) the term "SECURITY DOCUMENTS" shall be deemed to refer to the security agreements under which the Assigned Agreement is assigned as collateral to secure performance of the obligations of the Partnership under the new credit facilities.

         5.7 SUCCESSORS AND ASSIGNS. This Consent shall be binding upon the parties hereto and their permitted successors and assigns and shall inure to the benefit of the parties, their designees and their respective permitted successors and assigns.

         5.8 FURTHER ASSURANCES. The parties hereto hereby agree to execute and deliver all such instruments and take all such action as may be necessary to effectuate fully the purposes of this Consent.

         TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE CONSENTING PARTY, THE PARTNERSHIP AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVE ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS CONSENT.

         5.9 SURVIVAL. All agreements, statements, representations and warranties made by the Consenting Party herein shall be considered to have been relied upon by the Collateral Agent and the Senior Parties and shall survive the execution and delivery of this Consent.

         5.10 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Collateral Agent in exercising any right, power or privilege hereunder and no course of dealing between the Consenting Party and the Collateral Agent shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other exercise, or the further exercise, of any other right, power or privilege hereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Collateral Agent would otherwise have.

         5.11 WAIVER OF SOVEREIGN IMMUNITY. To the extent that the Consenting Party is protected by sovereign immunity, the Consenting Party hereby acknowledges that, pursuant to the Georgia Constitution (1983 Ga. Const. Article I, Section II, Paragraph IX(c)) and O.C.G.A. Section 50-21-1(a), and to the extent permitted by other applicable law, the Consenting Party irrevocably waives, and that it intends to irrevocably waive, the defense of sovereign immunity in connection with any matters related to this Consent or the performance of the Consenting Party hereunder. To the extent that the Consenting Party and its assets are protected by sovereign immunity and it is determined for any reason that the Consenting Party has not effectively waived its sovereign immunity, then the Consenting Party further agrees not to raise the defense of sovereign immunity in connection with any matters related to this Consent or the performance of the Consenting Party hereunder. Notwithstanding the foregoing waiver of sovereign immunity, the Consenting Party reserves and is not waiving the right to raise sovereign immunity as a defense to any civil action or actions brought by persons or entities other than the Collateral Agent, the Senior Parties, the Partnership, and their respective successors and assigns.

         IN WITNESS WHEREOF, the Consenting Party, the Partnership and the Collateral Agent have caused this Consent to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                      HEARD COUNTY WATER AUTHORITY


                                      By: /s/ Hershel W. Parmer
                                          -------------------------------
                                          Name: Hershel W. Parmer
                                          Title: Chairman


                                      TENASKA GEORGIA PARTNERS, L.P.

                                      By: TENASKA GEORGIA, INC.,
                                          as Managing General Partner


                                      By: /s/ Michael F. Lawler
                                          -------------------------------
                                          Name:  Michael F. Lawler
                                          Title: Vice President of Finance &
                                                 Treasurer

                                      THE CHASE MANHATTAN BANK,
                                      as Collateral Agent


                                      By: /s/ Annette M. Marsula
                                          -------------------------------
                                          Name:  Annette M. Marsula
                                          Title: Assistant Vice President

                                                                    EXHIBIT A TO
                                                           CONSENT AND AGREEMENT

                              PAYMENT INSTRUCTIONS

Chase Manhattan Bank               ABA# 021 000 021
450 West 33rd Street, 15th Fl.     Account Number: 507 891325
NY, NY 10001                       Account Name: The Chase Manhattan Bank, as
                                                 Collateral Agent
                                                 Tenaska Georgia Partners, L.P.,
                                                 Concentration Account
                                   Vista Account Number: 294580000

                                   For Further Credit to: Trust Acct. No.
                                   C29458, The Chase Manhattan Bank, as
                                   Collateral Agent, Tenaska Georgia - Revenue
                                   Fund. Attention: A. Marsula

                                                                    EXHIBIT B TO
                                                           CONSENT AND AGREEMENT

                                    APPROVALS

                                      None

                                                                    EXHIBIT C TO
                                                           CONSENT AND AGREEMENT

                           FORM OF OPINION OF COUNSEL

[Other Addressees]

Tenaska Georgia Partners, L.P.
2000 E. Lamar Blvd., Suite 430
Arlington, Texas 76006

                 Re: The 950 MW peaking electric power generation process facility located in Heard County, Georgia (the "Project").


Dear Ladies and Gentlemen:

         I have acted as counsel to Heard County Water Authority, a public corporation and political subdivision of the State of Georgia created and existing under the laws of the State of Georgia (the "Authority"), in connection with the Project to be constructed by Tenaska Georgia Partners, L.P., a Delaware limited partnership ("TGP"), for which the Authority will provide the supply and use of water pursuant to the Water Purchase Agreement, dated as of February 25, 1999 between TGP and the Authority (the "Purchase Agreement"). This opinion is being provided in connection with the transactions contemplated by the terms of the Bond Purchase Agreement, dated as of the date hereof by and among TGP, the Authority, and the Purchasers of the Bonds (as defined in the Bond Purchase Agreement).

         In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the following:

                        (i)  the Purchase Agreement;

                       (ii) the Consent and Agreement of the Authority to the Purchase Agreement, dated as of the date hereof, (the "Consent");

                      (iii) the Charter, By-laws, and any rules and regulations governing of the Authority; and

                       (iv) the resolutions authorizing the execution and delivery of the Purchase Agreement and the Consent, duly adopted by the Board of Directors of the Authority;

         The documents referred to in items (iii) and (iv) above are hereinafter collectively referred to as the "Governing Documents," and the Purchase Agreement and the Consent are hereinafter collectively referred to as the "Documents." In addition, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.


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         In my examination I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such copies. In rendering the opinions expressed below, I have further assumed, without any independent investigation or verification of any kind, that each Document I have examined is the valid and binding obligation of each party thereto other than the Authority. This opinion assumes that each of the Documents has been duly executed and delivered by, constitute legal, valid and binding obligations of, and are enforceable in accordance with their respective terms against, each party to such Documents other than the Authority.

         I am admitted to the bar of the State of Georgia. I express no opinion as to the law of any jurisdiction other than (i) the laws of the State of Georgia and (ii) the federal laws of the United States of America.

         Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

              1. The Authority is a a public corporation and political subdivision of the State of Georgia created and existing under the laws of the State of Georgia duly organized, validly existing and in good standing under the laws of the State of Georgia. The Authority is duly qualified to transact business in each jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified.

              2. The Authority has full corporate power and authority to enter into, deliver and perform its obligations under each of the Documents.

              3. The Authority has taken all necessary corporate action to authorize the execution, delivery and performance by it of each Document.

              4. The Authority has duly executed and delivered each Document.

              5. Each Document constitutes the valid and binding obligation of the Authority enforceable against the Authority in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

              6. The execution, delivery and performance by the Authority of the Documents will not: (i) contravene any applicable provision of any law, regulation, ruling, order or decree of any governmental authority to which or by which the Authority or any of its property or assets is subject or bound or (ii) violate any provision of the Governing Documents of the Authority. The execution, delivery and performance by the Authority of the Documents do not and will not, to the best of my knowledge after due inquiry, conflict with, result in any breach of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance upon any of the property or assets of the Authority pursuant to any provision of any securities issued by the Authority, or any indenture, mortgage, deed of trust, contract,


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         undertaking, document, instrument or other agreement to which the
         Authority is a party or by which it or any of its property or assets is bound.

              7. No consent, order, authorization, waiver, approval or any other action, or registration, declaration or filing with, any person, board or body, public or private, is required to be obtained by the Authority in connection with the execution, delivery or performance of the Documents or the consummation of the transactions contemplated thereby.

              8. To the best of my knowledge after due inquiry, there are no pending or threatened actions or proceedings affecting the Authority or any of its properties or assets that individually or in the aggregate could prohibit or limit in any way the execution, delivery and performance by the Authority of any of the Documents.

         This opinion is being furnished only to the addressees hereof and their respective successors and assigns and is solely for the benefit of such parties; provided that assignees of, or participants in, the interests of the addressees of this letter may rely on this opinion as if it were addressed to them.



                                           Very truly yours,